CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”), dated May 21, 2014 (the “Effective Date”), is between Petrosonic Energy Inc., a Nevada company (“Petrosonic”) and Kuai Le Gu, LLC, a Delaware limited liability company (“Consultant”), individually sometimes referred to as a “party” and collectively sometimes referred to as the “parties”.

Background

A. Consultant and Petrosonic are entering into this Agreement to create a framework for working together to create and monetize portfolios of intellectual property for their mutual benefit.

B. Consultant and Petrosonic intend to work together in multiple areas, including intellectual property acquisition and development, global business development and marketing, product development, publicity, and introductions to customers for Petrosonic products and services.

Agreement

The parties agree as follows:

1. Definitions. Capitalized terms not otherwise defined in this Agreement have the meanings set forth in this Section 1.

“Consultant Negotiated Company” means a company that is a Consultant Referred Company and for which Consultant has worked with Petrosonic to communicate and meet with potential licensees, present Petrosonic’s or its affiliates’ technology, develop business strategies and licensing proposals, negotiate deal terms, and sign contracts.

“Consultant Referred Company” means a company for which all of the following apply: (a) Consultant has requested Petrosonic, in writing, to authorize Consultant to contact the company or (b) Consultant has introduced one or more individuals at such company to Petrosonic in writing or in person, and (c) within 24 months after the first request or introduction by Consultant to Petrosonic, that company has entered into a license or other monetization transaction with Petrosonic or its affiliates with respect to the Licensed IP or entered into an agreement to purchase Petrosonic’s or its affiliates’ products.

“Petrosonic Existing IP” means all inventions (whether patentable or not), patents, patent applications, provisional patent applications, technical information, know-how, processes, procedures, compositions, devices, methods, formulae, materials, protocols, techniques, software, designs, drawings or data owned or controlled by Petrosonic or its affiliates before or as of the Effective Date.

“Services” means the Consultant IP Management Services and the Business Development Services.

“Stock Restrictions” means all resale restrictions imposed on the Shares by the Over the Counter Bulletin Board Quotation Service, the United States Securities and Exchange Commission or otherwise.

“Shares” means the common shares of Petrosonic, which are quoted and traded on the Over the Counter Markets under the symbol PSON.

“Warrant” means warrant, in form attached as Exhibit A, executed by Petrosonic in favor of Consultant or an affiliate of Consultant on the Effective Date, under which Consultant or its affiliate, as applicable, will be entitled to purchase 3,000,000 shares of Petrosonic common stock with an exercise price equal to the average of the closing price of Petrosonic’s common stock during the 60 day period prior to the Effective Date.

2. Consultant IP Management Services

2.1 Services. Consultant will provide the services listed below with respect to the Petrosonic Existing IP and Consultant hereby agrees to provide such services (the “Consultant IP Management Services”):

(a) Expand and manage the Petrosonic Existing IP by:

(i) developing a comprehensive intellectual property strategy and plan for the Petrosonic Existing IP;

(ii) in accordance with the strategy and plan described in Section 2.1(a), at the sole expense of Consultant, preparing any patent applications and provisional patent applications included in the Petrosonic Existing IP; and

(iii) at Consultant’s discretion, soliciting and obtaining new inventions and related patent rights from Petrosonic or other sources to strengthen, support or expand the Petrosonic Existing IP (the “Collaboration IP”).

(b) Consultant will bear all costs of the preparation of up to 10 PCT and corresponding United States patent applications with respect to any Collaboration IP.

(c) Consultant will provide Petrosonic with a copy of documents received or filed by Consultant regarding the filing, prosecution, and maintenance of Petrosonic’s patents and patent applications. Petrosonic will cooperate with Consultant and it’s affiliates (and other third parties) in connection with the filing, prosecution, maintenance, or defense of such patent applications and patents, including signing any documents reasonably requested by Consultant (e.g., specific assignments, memoranda of exclusive licenses, oaths, declarations and other documents on a country-by-country basis in the forms provided by Consultant).

2.2 Other Services. Consultant may, at its discretion, elect to sponsor the development and testing of Petrosonic products for customization over and above base product offerings. All terms and conditions of such additional development and testing shall be mutually agreed by the Parties, in writing by way of amendment to this Agreement, at such time.

3. Consultant Referral Services

3.1 Appointment. Subject to Section 3.2, Petrosonic hereby appoints Consultant, and Consultant hereby accepts appointment, as an independent representative to perform the services outlined below with respect to any Existing Petrosonic IP and Collaboration IP and/or any products or services of Petrosonic (the “Business Development Services”). Consultant’s appointment as an independent representative to perform the Business Development Services will be non-exclusive. Consultant will:

(a) Provide to Petrosonic referrals for Petrosonic products and services to potential customers, distributors or other potential commercial partners.

(b) Provide to Petrosonic referrals for the licensing or other monetization of Petrosonic Existing IP and the Collaboration IP.

(c) As agreed by the parties, lead deal negotiations for licensing or other monetization transactions involving the Petrosonic Existing IP and the Collaboration IP.

3.2 Conditions for Licensing Referrals. Before approaching any potential licensing or monetization target, Consultant will obtain written consent from Petrosonic, which may be withheld at Petrosonic’s discretion, to contact particular companies, companies in a particular industry, or companies in a particular geography. Consultant will be free to engage with companies for which Petrosonic has provided such written consent in providing the Business Development Services. For each potential transaction, the parties will mutually agree as to (a) whether Consultant or Petrosonic will lead the negotiation and (b) the process the parties will use to conduct the negotiations and to ensure that any negotiated terms are acceptable to Petrosonic.

3.3 Petrosonic Obligations. Petrosonic will provide to Consultant reasonable marketing collateral, including presentations, product demonstration samples, high-level know-how descriptions and other useful materials. Petrosonic hereby represents and warrants that all such materials will be true and accurate and will not contain any information, or omit any information, that makes such materials materially misleading.

4. Terms Applicable to the Services

4.1 Standard of Services. Consultant will use commercially reasonable efforts to provide the Services in a professional manner with due care and in accordance with accepted applicable industry standards, with such care and materially in the same manner and to the same standard to which Consultant would provide those services in a corresponding situation. Eric Bell, Tim Londergan, Yan Sheng and others are principals of Consultant and will oversee various appropriate aspects of Consultant’s performance in rendering the Services. Individuals overseeing various aspects of the Consultant’s performance in rendering the Services will depend on the precise aspects of the service and the geography in which Services are being delivered.

4.2 Third Party Suppliers. Consultant will primarily use its own (and its affiliates’) resources to provide the Services. In cases where a part of the Services cannot be provided by such Consultant’s resources, Consultant may use third party suppliers to provide the Services. The cost of or expense related to all resources used by Consultant in discharging its obligations under this Agreement, whether such resources are its own resources, the resources of its affiliates or third party resources, shall be the sole responsibility of Consultant.

4.3 Independent Contractor. None of Consultant’s or its affiliates’ representatives or staff will be construed as employees of Petrosonic. Consultant will perform the Services as an independent contractor.

5. Compensation

5.1 Initial Equity. In consideration of the Services to be provided by Consultant, its affiliates and any third party suppliers under this Agreement and subject to Stock Restrictions, within 5 days following the termination of the cease trade order issued by the Alberta Securities Commission on April 3, 2013, Petrosonic will issue to Consultant 9,000,000 Shares of common stock (the “Share Consideration”). Subject to the terms of this Section 5.1, Petrosonic will have the option to purchase from Consultant up to 3,000,000 Shares of the Share Consideration, at par value, upon the occurrence of the following:

(a) If this Agreement is terminated by Petrosonic under Section 6.2(a) or otherwise is terminated under Section 6.2(b) within 360 days after the Effective Date (the “Expiration Date”), Petrosonic will, upon the date of such termination, have an irrevocable, exclusive option to repurchase (the “Repurchase Option”) any of the Share Consideration which has not yet been released from the Repurchase Option as set forth in Section 5.1(b) (the “Unreleased Shares”), at par value (the “Repurchase Price”). The Repurchase Option will be deemed to be terminated as of the Expiration Date and in any case where such exercise would result in a violation of applicable law. In the event that Consultant terminates this Agreement under Section 6.2(a), the Repurchase Option shall be automatically and immediately deemed terminated.

(b) So long as this Agreement has not been terminated, the Unreleased Shares will be released from the Repurchase Option according to the schedule outlined below, such that no Shares will remain subject to the Repurchase Option after 360 days after the Effective Date.

Termination within days after the Effective Date	Percentage of total Shares
1-90	12.5%
91-180	12.5%
181-270	12.5%
271-360	12.5%

(c) If Petrosonic decides to exercise its Repurchase Option, within 90 days of termination of this Agreement, Petrosonic must deliver payment to Consultant by wire transfer to an account designated by Consultant, immediately available funds in the amount of the aggregate Repurchase Price for the applicable Unreleased Shares. Upon delivery of the payment of the aggregate Repurchase Price, Petrosonic shall become the legal and beneficial owner of the Unreleased Shares being repurchased, and Petrosonic may transfer to its own name the number of such Unreleased Shares.

5.2 Warrant. In consideration of the Services to be provided by Consultant under this Agreement, as of the Effective Date, Petrosonic will execute and deliver to Consultant or its designated affiliate, the Warrant.

6. Term

6.1 Term. The term of this Agreement will begin on the Effective Date and continue for an initial 3 year term (together with all renewal terms, the “Term”). The Term will automatically renew for additional 1 year terms unless terminated by either party on 30 days written notice before the end of the Term.

6.2 Termination for Default. Either party may terminate this Agreement by giving the other party written notice of termination if the other party (a) commits a material breach of or default under this Agreement that is not cured upon 30 days written notice, or (b) immediately if a party (i) ceases to do business in the normal course, (ii) is declared bankrupt, (iii) is the subject of any proceeding relating to its bankruptcy, liquidation or insolvency (whether voluntary or involuntary) that is not dismissed within 60 calendar days, or (iv) makes a general assignment for the benefit of creditors.

6.3 Effect of Termination. Upon any expiration or termination of this Agreement (a) Consultant will cease to perform the Services, and (b) the parties will cooperate to effect an orderly and expeditious winding up of their activities under this Agreement.

6.4 Survival. The party’s respective rights and obligations under Sections 1, 6.4, 7, 8, 9 and 10 of this Agreement, together with all other provisions that may reasonably be construed to survive, will survive any expiration or termination of this Agreement.

7. Confidential Information

7.1 Definition. “Confidential Information” means any non-public information of either party disclosed by the other party in connection with the performance of this Agreement. Confidential Information does not include information that (i) is known to the receiving party at the time of disclosure thereof, as evidenced by written records of the receiving party, (ii) has become publicly known and made generally available through no wrongful act of the receiving party or (iii) has been rightfully received by the receiving party from a third party who is authorized to make such disclosure.

7.2 Nonuse and Nondisclosure. Neither party will, during or subsequent to the term of this Agreement, (i) use the Confidential Information for any purpose whatsoever other than the performance of this Agreement or (ii) disclose the Confidential Information to any third party. Each party agrees that all Confidential Information of the other party will remain the sole property of the other party. Each party agrees to use the same care it uses with respect to its own Confidential Information to prevent any unauthorized disclosure of such other party’s Confidential Information.

8. Representations and Warranties; Limitation of Liability

8.1 Representations and Warranties. Each party represents and warrants as follows: (a) it has the full power and authority to enter into this Agreement and to carry out the obligations under this Agreement; and (b) it is duly formed, validly existing and in good standing under the laws of its jurisdiction of formation.

8.2 Limitation of Liability. EXCEPT IN THE EVENT OF (1) A BREACH OF ANY REPRESENTATION OR WARRANTY MADE BY EITHER PARTY; (2) GROSS NEGLIGENCE OR WILLFUL MISCONDUCT BY EITHER PARTY IN DISCHARGING ITS RESPONSIBILITIES UNDER THIS AGREEMENT; OR (3) A BREACH BY PETROSONIC UNDER SECTION 5, NEITHER PARTY’S TOTAL LIABILITY UNDER THIS AGREEMENT WILL EXCEED $100,000. NEITHER PARTY WILL HAVE ANY OBLIGATION OR LIABILITY (WHETHER IN CONTRACT, WARRANTY, TORT OR OTHERWISE), AND NOTWITHSTANDING ANY FAULT, NEGLIGENCE, REPRESENTATION, STRICT LIABILITY, OR PRODUCT LIABILITY, FOR COVER OR FOR ANY INCIDENTAL, INDIRECT, CONSEQUENTIAL, MULTIPLIED, PUNITIVE, SPECIAL, OR EXEMPLARY DAMAGES OR LOSS OF REVENUE, PROFIT, SAVINGS OR BUSINESS ARISING FROM OR OTHERWISE RELATED TO THIS AGREEMENT, EVEN IF A PARTY OR ITS REPRESENTATIVES HAVE BEEN ADVISED OF THE POSSIBILITY OF THOSE DAMAGES. THE PARTIES ACKNOWLEDGE THAT THESE LIMITATIONS OF LIABILITY AND EXCLUSIONS OF POTENTIAL DAMAGES WERE AN ESSENTIAL ELEMENT IN SETTING CONSIDERATION UNDER THIS AGREEMENT. FOR AVOIDANCE OF DOUBT, NOTHING IN THIS AGREEMENT IS INTENDED TO EXCLUDE OR RESTRICT THE LIABILITY OF EITHER PARTY TO THE OTHER FOR LIABILITY FOR ANY MATTER NOT ABLE TO BE EXCLUDED BY LAW. NOTWITHSTANDING THE FOREGOING, PETROSONIC SHALL INDEMNIFY AND HOLD CONSULTANT AND ITS AFFILIATES HARMLESS FOR ALL DAMAGES AND COSTS RESULTING FROM PETROSONIC’S BREACH OF ITS REPRESENTATIONS AND WARRANTIES IN SECTION 3.3.

9. Governing Law; Dispute Resolution

9.1 Governing Law. This Agreement and the rights and obligations of the parties will be interpreted and enforced in all respects in accordance with and governed by the laws of the State of Delaware and the United States without reference to choice of law principles to the contrary.

9.2 Dispute Resolution. Any dispute arising under, or in connection with, this Agreement or concerning its interpretation will be resolved exclusively through binding arbitration in King County, Washington under the rules of the American Arbitration Association (“AAA”) for arbitration of commercial disputes then existing, with each party selecting an arbitrator and the two arbitrators selecting a third arbitrator, which three arbitrators will then act as the panel arbitrators of the dispute. In such a proceeding, legal process may be served upon the parties in the manner provided by law. The parties will adopt policies and procedures and use commercially reasonable efforts to conclude any arbitration proceeding within 6 months from the date the demand for arbitration is made. The arbitrators will not be permitted to award punitive damages to either party. The award of the arbitrators will be accompanied by a reasoned opinion including findings of fact and conclusions of law, will be in writing, and will be signed by a majority of the arbitrators. Within 30 days of receipt of any award (which will not be binding if an appeal is taken), either party may notify the AAA of an intention to appeal to a state or federal court with appropriate jurisdiction located in King County, Washington. The appeal tribunal will be entitled to adopt the initial award as its own, modify the initial award or substitute its own award for the initial award. The appeal tribunal may modify or replace the initial award based on de novo review of legal conclusions or clear error of factual findings. Judgment on the award of the arbitrators may be entered in any state or federal court in King County, Washington, and the parties irrevocably consent to the jurisdiction of such courts for such purpose.

10. Other Important Terms.

10.1 Press Releases. In connection with this Agreement, the parties will collaborate in good faith in an initial joint press release regarding this Agreement. Thereafter, the parties may issue additional jointly developed press releases or media insertions (which media costs will be paid for equally by Consultant and Petrosonic if there is a cost); provided that no such press release may be issued without the mutual consent of Petrosonic and Consultant.

10.2 Notices. All notices will be given in writing and will be either (a) personally delivered or delivered by an internationally recognized overnight courier for delivery on the next business day to the addresses on the signature page of this Agreement, or (b) emailed to the email addresses on the signature page of this Agreement. Either party may change its address for notices by giving the other party notice under this Section 10.2.

10.3 Severability. If a provision of this Agreement is found to be invalid or unenforceable, the remainder of this Agreement will have full force and effect, and the invalid provision will be modified, or partially enforced, to the maximum extent permitted to effectuate the original objective.

10.4 Nonwaiver. Either party’s failure to enforce any term of this Agreement will not be deemed a waiver of future enforcement of that or any other term of this Agreement or any other agreement that may be in place between the parties.

10.5 Compliance with Laws. Notwithstanding anything in this Agreement to the contrary, the parties are subject to all laws, present and future, of any government having jurisdiction over the parties and this transaction, including, without limitation, any export control laws, and to orders, regulations, directions or requests of that government.

10.6 Assignment. This Agreement may not be assigned by either party without the express prior written consent of the other party. Any attempted assignment without express prior written consent will be void. Notwithstanding the above, the terms and conditions of this Agreement will inure to the benefit of the parties, their successors, assigns and other legal representatives.

10.7 Entire Agreement. This Agreement is the entire agreement and supersedes any and all prior agreements of the parties with respect to the subject matter of this Agreement. No amendment of this Agreement will be valid unless the parties agree in writing.

10.8 Counterparts. This Agreement may be executed in any number of counterparts. All counterparts taken together will be taken to constitute one agreement.

Guai Le Gu, LLC		Petrosonic Energy Inc.

Signature:	/s/ Yan Sheng	Signature:	/s/ Art Agolli
Name:	Yan Sheng	Name:	Art Agolli
Title:	Member, Board of Managers	Title (if applicable) : Chief Executive Officer
Address:		Address:	914 Westwood Boulevard, No. 545 Los Angeles, California 90024
Email Address:		Email Address:

Exhibit A

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 Act”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE Securities Act OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 Act AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR REASONABLY ACCEPTABLE TO THE COMPANY TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

WARRANT

To Purchase 3,000,000 Shares of Common Stock of

PETROSONIC ENERGY, Inc.

THIS WARRANT (the “Warrant”) certifies that, for value received, Kuai Le Gu, LLC (the “Holder”), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after May 20, 2014 (the “Issue Date”) and on or prior to the ten-year anniversary of the Issue Date (the “Termination Date”), but not thereafter, to subscribe for and purchase from Petrosonic Energy, Inc., a Nevada corporation (the “Company”), up to 3,000,000 shares (the “Warrant Shares”) of common stock, $0.001 par value per share, of the Company (the “Common Stock”). The purchase price of each share of Common Stock under this Warrant shall be equal to $0.148 (the “Exercise Price”), subject to adjustment hereunder. This Warrant is issued pursuant to the terms of that certain Cooperation Agreement of even date herewith, entered into by and between the Holder and the Company.

1. Title to Warrant. Prior to the Termination Date and subject to compliance with applicable laws and Section 7 of this Warrant, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the Holder in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form attached hereto as Exhibit A (the “Assignment Form”), properly endorsed.

2. Authorization of Shares. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

2

3. Exercise of Warrant.

(a) Exercise of the purchase rights represented by this Warrant may be made at any time or times on or after the Issue Date and on or before the Termination Date by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company) of a duly executed facsimile copy of the Notice of Exercise in the form attached hereto as Exhibit B (the “Notice of Exercise”); provided, however, within three (3) Business Days of the date said Notice of Exercise is delivered to the Company, the Holder shall have surrendered this Warrant to the Company, and, if the Holder has not elected to make a cashless exercise as provided below, the Company shall have received payment of the aggregate Exercise Price of the shares thereby purchased by wire transfer or cashier’s check drawn on a United States bank. Certificates for Warrant Shares purchased hereunder shall be delivered to the Holder no later than three (3) Business Days after the delivery to the Company of the Notice of Exercise, surrender of this Warrant and, if the Holder has not elected to make a cashless exercise as provided below, payment of the aggregate Exercise Price as set forth above (“Warrant Share Delivery Date”). Prior to the issuance of such Warrant Shares, if the Company fails to deliver to the Holder a certificate or certificates representing the Warrant Shares pursuant to this Section 3(a) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing Warrant Shares as required pursuant to the terms hereof.

(b) If this Warrant shall have been exercised in part, then the Company shall, at the time of delivery of the certificate or certificates representing the Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

(c) In the event that the Holder elects to make a cashless exercise as provided above, the Company shall issue to the Holder the number of shares of Common Stock equal to the result obtained by (i) subtracting B from A, (ii) multiplying the difference by C, and (iii) dividing the product by A, as set forth in the following equation:

3

X	=	(A - B) x C where:
A

X	=	the number of shares of Common Stock issuable upon a cashless exercise of the Warrant pursuant to the provisions of this Section 3.

A	=	the Fair Market Value (as defined below) of one share of Common Stock on the date of exercise.

B	=	the Exercise Price for one share of Common Stock under this Warrant.

C	=	the number of shares of Common Stock as to which this Warrant is exercisable.

If the foregoing calculation results in a negative number, then no shares of Common Stock shall be issued upon a cashless exercise.

For the purpose of such calculations, the fair market value per share of the shares of Common Stock shall be, (i) if the cashless exercise of the Warrant is in connection with a public offering of the Company’s Common Stock, the public offering price (before deducting commission, discounts or expenses) at which the Common Stock is sold in such offering, (ii) if a public market for the Company’s Common Stock exists at the time of such exercise, the average of the closing bid and asked prices of the Common Stock quoted in the Over-The-Counter Market Summary or the last reported sale price of the Common Stock or closing price quoted on the Nasdaq National Market or on any exchange on which the Common Stock is listed, whichever is applicable, as reported by Bloomberg LP for the five (5) trading days prior to the date of determination of fair market value; or (iii) if there is no public market for the Company’s Common Stock, determined by the Company’s Board of Directors in good faith.

4. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall round such fraction of a share up to the nearest whole share.

5. Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form duly executed by the Holder, and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

4

6. Closing of Books. The Company will not close its shareholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

7. Transfer, Division and Combination.

(a) Subject to compliance with any applicable securities laws and with the provisions of Sections 1, 5 and 7(e) hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company, together with an Assignment Form completed and duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in the Assignment Form, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

(b) This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 7(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

5

(c) The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Warrant or Warrants under this Section 7.

(d) The Company agrees to maintain, at its aforesaid office, books for the registration and the registration of transfer of the Warrants.

(e) If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be registered pursuant to an effective registration statement under the 1933 Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such transfer: (i) that the Holder or assignee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the 1933 Act and under applicable state securities or blue sky laws; (ii) that the Holder or assignee execute and deliver to the Company an investment representation letter in form and substance reasonably satisfactory to the Company; and (iii) that the assignee be an “accredited investor” as defined in Rule 501(a) promulgated under the 1933 Act or a qualified institutional buyer as defined in Rule 144A(a) under the 1933 Act.

8. No Rights as Shareholder until Exercise. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof. Upon the surrender of this Warrant, the delivery of the Notice of Exercise, and the payment of the aggregate Exercise Price and the payment of all taxes required to be paid by the Holder prior to the issuance of the Warrant Shares pursuant to Section 5, if any, the Warrant Shares so purchased shall be, and be deemed to be, issued to such Holder as the record owner of such shares as of the close of business on the later of the date of such surrender, delivery or payment.

9. Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, may include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

6

10. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

11. Adjustments of Exercise Price and Number of Warrant Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time if the Company shall: (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock; (ii) subdivide its outstanding shares of Common Stock into a greater number of shares; (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock; or (iv) issue any shares of its capital stock in a reclassification of the Common Stock. Upon the happening of any of the events set forth in subsections (i)-(iv) of this Section 11(a), the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which it would have owned or have been entitled to receive had such Warrant been exercised in advance thereof. Upon each such adjustment of the kind and number of Warrant Shares or other securities of the Company which are purchasable hereunder, the Holder shall thereafter be entitled to purchase the number of Warrant Shares or other securities resulting from such adjustment at an Exercise Price per Warrant Share or other security obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of Warrant Shares or other securities of the Company that are purchasable pursuant hereto immediately after such adjustment. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

7

12. Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Company), or sell, transfer or otherwise dispose of its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (excluding cash but including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation (“Other Property”), are to be received by or distributed to the holders of Common Stock of the Company, then the Holder shall have the right thereafter to receive the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a Holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined in good faith by resolution of the Board of Directors of the Company) in order to provide for adjustments of Warrant Shares for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 12. For purposes of this Section 12, “common stock of the successor or acquiring corporation” shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 12 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

13. Voluntary Adjustment by the Company. The Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

8

14. Notice of Adjustment. Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall give notice thereof to the Holder, which notice shall state the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

15. Authorized Shares. The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation.

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending the Company’s Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will: (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

9

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

16. Miscellaneous.

(a) Jurisdiction. This Warrant shall be governed by and construed in accordance with the laws of the State of Nevada without regard to principles of conflict of laws.

(b) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

(c) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder’s rights, powers or remedies, notwithstanding all rights hereunder terminate on the Termination Date.

Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed by first class mail, postage prepaid, as follows: (a) if to the Holder, at the address of the Holder as shown on the registry books maintained by the Company or the Transfer Agent; and (b) if to the Company, at Kuai Le Gu, LLC Attention Chief Executive Officer.

10

(d) Limitation of Liability. No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant or purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(e) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder or holder of Warrant Shares.

(f) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

(g) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(h) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

[Signature Page Follows]

11

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated:                        , 2014

PETROSONIC ENERGY, INC.

By:
Name:	Art Agolli
Title:	Chief Executive Officer

EXHIBIT AA

ASSIGNMENT FORM

(To assign the foregoing warrant, execute
this form and supply required information.
Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to whose address is
.

		Dated:	,

Holder’s Signature:
Holder’s Address:

Signature Guaranteed:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

EXHIBIT AB

NOTICE OF EXERCISE

To: Petrosonic Energy, Inc.

The undersigned, the Holder of the attached Warrant, hereby irrevocably elects to exercise the purchase right represented by the Warrant for, and to purchase thereunder, _______ shares of Common Stock (as such terms are defined in the Warrant, dated ____________, 2014, issued by Petrosonic Energy, Inc. to _________________.

[ ]	(Cash Exercise) The undersigned has included with this Form of Subscription the purchase price of such shares in full.

[ ]	(Cashless Exercise) The undersigned elects to purchase such shares pursuant to the net exercise provisions of such Warrant.

The undersigned hereby requests that the Certificate(s) for such securities be issued in the name(s) and delivered to the address(es) as follows:

Name:
Address:
Social Security Number:
Deliver to:
Address:

If the foregoing Subscription evidences an exercise of the Warrant to purchase fewer than all of the Warrant Shares (or other securities or property) to which the undersigned is entitled under such Warrant, please issue a new Warrant, of like tenor, for the remaining portion of the Warrant (or other securities or property) in the name(s), and deliver the same to the address(es) as follows:

Name:
Address:

DATED: ____________, 201_.

(Name of Holder)

(Signature of Holder or Authorized Signatory)	(SS or TIN of Holder)

Signature Guaranteed: